Exhibit 10.1

July 15, 2013

Joe’s Jeans Inc.

2340 South Eastern Avenue

Commerce, CA 90040

Attn:  Chief Executive Officer

Ladies and Gentlemen:

A.  The undersigned (the “Holder”), a beneficial owner of                      shares of Common Stock of Joe’s Jeans Inc., a Delaware corporation (the “Company”), par value $0.10 per share (the “Common Stock”), hereby agrees that such Holder will vote all shares of Common Stock owned by Holder in favor of any and all proposals submitted by the Company for approval by the holders of the Company’s Common Stock with regard to one or both of the following matters at the next Company stockholder meeting:

1.1                   Approval of the issuance of Common Stock upon the conversion of the Company’s Convertible Notes (“Convertible Notes”) that are to be issued to the stockholders of Hudson Clothing Holdings Inc. pursuant to a Stock Purchase Agreement, dated as of July 15, 2013 (as amended from time to time, the “Stock Purchase Agreement”), by and among the Company, Hudson and the stockholders of  Hudson signatory thereto;

1.2                   Approval of an amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock in an amount sufficient to permit the issuance of the Common Stock upon conversion of all the Convertible Notes; and

1.3                   Approve any matter related to the transaction contemplated by the Stock Purchase Agreement which the Company may submit to the holders of the Company’s Common Stock for approval.

B.   The parties to this letter agreement further agree that this letter agreement shall be construed under and enforced in accordance with the laws of the State of Delaware, without regard to conflict of laws principles, and may only be amended by written agreement executed by the parties.  A waiver of a term or condition of this letter agreement shall only be effective if in writing and signed by the party against whom the waiver is asserted, and then shall only be effective with respect to the provision specified in such written waiver, and not for any other provision nor any other occurrence of an event related to the provision waived.

C.            Holder agrees that the Sellers’ Representatives under the Stock Purchase Agreement shall be third party beneficiaries of this letter agreement and further agree that this letter agreement may not be waived, amended or terminated without their consent.

[Signature Page Follows]

Please signify your agreement with the foregoing by countersigning this agreement in the space provided below.

Very truly yours,

Name:

ACCEPTED AND AGREED:

JOE’S JEANS INC.

By:
Name:
Title: